Exhibit 99.1
FOR IMMEDIATE RELEASE
LIGHTING SCIENCE GROUP ACQUIRES LIGHTING PARTNER BV
CREATING A NEW GLOBAL LEADER IN DIGITAL LIGHTING
Combined Company Boasts Global LED Footprint with Synergies in Product Design,
Intellectual Property, Manufacturing Capabilities and Channel Partnerships
NEW YORK, April 22, 2008 – Lighting Science Group Corporation (OTCBB: LSCG) (“LSG”), a leading developer and integrator of intelligent and energy-efficient LED lighting solutions, announced today that it has completed the acquisition of Lighting Partner BV (“LPBV”), an innovative manufacturer providing a broad range of LED and High-intensity Discharge (“HID”) lighting solutions for residential, commercial, and retail applications based in The Netherlands.
LSG has acquired 100 percent of the outstanding common stock of LPBV. As consideration for acquiring the outstanding common stock of LPBV, LSG paid the former shareholders of LPBV US$5 million and issued a total of 4.632 million shares of LSG common stock (representing approximately 16% and 13% of the actual and fully-diluted shares of LSG common stock outstanding respectively). LSG also granted the former shareholders of LPBV certain piggyback registration rights and assumed expenses of approximately $1.2 Million incurred due to change of control of LPBV. LPBV had revenues of US$23 million with positive cash flow in 2007 and is expected to have positive cash flow on a standalone basis, before synergies, in 2008. Approximately 70% of LPBV’s business is LED based and this is a rapidly growing part of the business in line with the overall trend in the global lighting market. The company has also launched an innovative LED lighting system, Eyeleds® (www.eyeleds.com) designed for indoor and outdoor applications globally. Eyeleds are currently distributed in over 35 countries and are used in the commercial and residential market.
In conjunction with the acquisition of LPBV, the Company also announced that it has sold 2,083,333 shares of common stock to LED Holdings, LLC (“LED Holdings”) for proceeds of US$10,000,000. The shares were priced at a discount of 5% from the average closing price of the LSG common stock (as reported on the OTC Bulletin Board)

for the thirty (30) consecutive trading days immediately prior to the sale, which is a decrease from the 15% discount set forth in LED Holdings’ follow-on investment option it acquired through LSG’s acquisition of LED Holdings’ business and net assets in October 2007.
“Today’s acquisition creates a significant and immediate global presence for both companies and provides the foundation for us to become a leading player within the high-growth LED lighting market,” said Govi Rao, chairman and chief executive officer of Lighting Science Group. “We look forward to combining our complementary strengths and regional market positions to create a foundation for robust future growth opportunities. We continue to drive innovations that benefit our partners, consumers as well as the environment. The combination of our capabilities further enhances our ability to support our OEM partners with agility, reliability and scale.”
“Combining LSG’s extensive LED integration capabilities with LPBV’s fixture design expertise and access to high quality manufacturing, puts us in a position to significantly accelerate the proliferation of our high performance lighting solutions.” Mr. Rao added, “I believe the combination of LSG and LPBV creates one of the most innovative and diversified LED lighting solutions company with global presence and comprehensive capability across the emerging Digital Lighting Value Chain. We strongly believe this is a robust platform for significantly enhancing our ability to build shareholder value.”
“The lighting industry is currently going through significant disruption and this partnership underscores our combined vision and commitment to shape the emerging digital lighting space,” said Richard van de Vrie, managing director of Lighting Partner BV. “Combining our companies expands the breadth and depth of our respective portfolios and will help us deepen our customer relationships and drive increased sales to other targeted markets, globally. We foresee attractive opportunities for growth and believe that the combined company will be able to provide stronger enhanced products and services for our customers worldwide.”

“We welcome the associates and partners of LPBV to the Lighting Science family and are excited about the prospects of driving growth and innovation globally”, added Mr. Rao. I personally look forward to working with a fine team like LPBV and am glad to have Richard and his colleagues join our management team.”
Conference Call
The LSGC management team has scheduled an investor conference call today at 8:30 a.m. ET to discuss the acquisition. The call can be accessed toll free in the U.S. at 800.901.5217 and internationally on 617.786.2964 with conference call ID 56296865. The call will also be web cast and will be available at http://investor.lsgc.com/ and at http://phx.corporate-ir.net/playerlink.zhtml?c=188602&s=wm&e=1831746. For those unable to listen to the live broadcast of the call, a replay will available at http://investor.lsgc.com/ starting approximately 2 hours after the completion of the call. Additional information on the transaction is available at http://investor.lsgc.com/.
LIGHTCongress2008
Govi Rao, Chief Executive Officer of Lighting Science Group will also be presenting on the “Tomorrow is Today” panel at LIGHTCongress2008 at The Hotel Affinia in Manhattan today, April 22, at 2:00 p.m. More information on Lightcongress2008 is available on http://www.lightcongress.com/.
About Lighting Partner BV
Lighting Partner is a trusted source for design and is a producer of innovative, durable, plug & play lighting solutions for leading lighting companies. Lighting Partner is a pioneer in international lighting and delivers superior quality lighting solutions to its customers. Lighting Partners’ long-standing experience, knowledge and partnerships with their customers enable them to quickly convert new concepts into commercial lighting solutions that add value to the environment. Lighting Partner focuses on the latest energy efficient light sources and operates well-equipped production facilities in the Netherlands, Eastern Europe and Thailand. Lighting Partner is headquartered in the Netherlands and their guiding principles are teamwork and reliability, with a focus on optimizing growth and return on investment.
About Lighting Science
Lighting Science Group Corporation (www.lsgc.com) designs and sells highly energy efficient and environmentally friendly lighting solutions. The Company’s patented and patent-pending designs in power management, thermal management, manufacturing processes and other areas seek to reduce energy consumption while delivering environmental benefits and cost savings to the end-user. The company designs and manufactures ready- to- use LED lamps and luminaires, as well as provides customized lighting solutions for architectural and artistic projects worldwide. Lighting Science has offices in New York City, Sacramento, Satellite Beach, FL, Dallas, Tokyo and the United Kingdom.
About LED Holdings
LED Holdings, LLC, a portfolio company of Pegasus Capital Advisors (www.pcalp.com) holds a majority of the issued and outstanding shares of Common Stock of Lighting Science Group Corporation. Pegasus Capital Advisors is a private equity fund manager with offices in New York, New York and Cos Cob, Connecticut. Founded in 1995, Pegasus provides capital to middle market companies across a wide range of industries, with particular focus on businesses that make a meaningful contribution to society by positively affecting the environment, contributing to sustainability and enabling healthy living.
Certain statements in the press release constitute “forward-looking statements” relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements. “Lighting Science,” is registered in the U.S. Patent and Trademark Office. Readers should carefully review the risk factors described above and in other documents filed by the Company with the SEC. Readers are specifically directed to the discussion under “Risk Factors” in the Company’s Registration Statements on Form S-1.
MEDIA CONTACTS:
US Media:
Joey Marquart
212-704-8133
joey.marquart@edelman.com
European Media:
Monica Sondhi
44 20 7344 1200
monica.sondhi@edelman.com
Japanese Media:
Go Ichino
81 (3) 6403-5206
go.ichino@edelman.com

INVESTOR CONTACT:
Gayatri Narayanan
212-704-4577
Gayatri.narayanan@edelman.com
Steve Hamilton
214.328.3650
Steve.hamilton@lsgc.com